As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-151169

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES OF

CERTAIN REAL ESTATE COMPANIES

HATTERAS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

(336) 760-9347

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Michael R. Hough

Chairman and Chief Executive Officer

Hatteras Financial Corp.

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

(336) 760-9347

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey M. Sullivan

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612

Phone: (919) 786-2000

Facsimile: (919) 786-2200

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer   ☐         Non-accelerated filer   ☒        Smaller reporting company  ☐

(Do not check if a smaller

  reporting company)

DEREGISTRATION OF SHARES OF COMMON STOCK

Hatteras Financial Corp. (the “Company”) originally filed a Registration Statement on Form S-11 (Registration No. 333-151169) on May 23, 2008, which was declared effective by the Securities and Exchange Commission on June 30, 2008, pursuant to which the Company registered an aggregate of 15,103,937 shares of common stock, par value $0.001 per share, of the Company (the “Registration Statement”). This Post-Effective Amendment is being filed by the Company to deregister all 15,103,937 shares of common stock, or such lesser portion that has not been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, state of North Carolina, on April 29, 2009.

HATTERAS FINANCIAL CORP.

By:	/s/ MICHAEL R. HOUGH
Michael R. Hough Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Hough Michael R. Hough	Chairman and Chief Executive Officer	April 29, 2009

* Benjamin M. Hough	President, Chief Operating Officer, and Director	April 29, 2009

* Kenneth A. Steele	Chief Financial Officer Treasurer and Secretary (principal financial officer and principal accounting officer)	April 29, 2009

* David W. Berson	Director	April 29, 2009

* Ira G. Kawaller	Director	April 29, 2009

* Jeffrey D. Miller	Director	April 29, 2009

* Thomas D. Wren	Director	April 29, 2009

*By: /s/ Michael R. Hough Michael R. Hough Attorney-in-Fact		April 29, 2009